Exhibit 21.1

Bluerock Residential Growth REIT, Inc.

List of Subsidiaries

Bluerock Residential Holdings, L.P.

Bluerock REIT Holdings, LLC

BEMT Springhouse, LLC

BR Springhouse Managing Member, LLC

BR Hawthorne Springhouse JV, LLC

BR Springhouse, LLC

BEMT Creekside, LLC

BR Creekside Managing Member, LLC

BR Hawthorne Creekside JV, LLC

BR Creekside, LLC

BEMT Augusta, LLC

BR Augusta JV Member, LLC

BSF/BR Augusta JV, LLC

BSF/BR Augusta, LLC

BEMT Hillsboro Village, LLC

BR Hillsboro Village JV Member, LLC

Bell BR Hillsboro Village JV, LLC

BEMT Enders, LLC

BR Enders Managing Member, LLC

Waypoint Bluerock Enders JV, LLC

Waypoint Enders Owner, LLC

BEMT Berry Hill, LLC

BR Berry Hill Managing Member, LLC

BR Stonehenge 23Hundred JV, LLC

23Hundred, LLC

BEMT MDA, LLC

BR VG MDA JV, LLC

MDA City Apartments, LLC